Exhibit 99.1

SideChannel Debuts Threat Intelligence Labs at DEF CON 33

WORCESTER, MA / ACCESSWIRE / August 20 , 2025 / SideChannel, Inc. (OTCQB:SDCH) (“SideChannel”), a leading provider of cybersecurity services and technology to emerging and middle market companies, debuted its Threat Intelligence Labs, Threat Mitigation platform, and related services at DEF CON 33 in Las Vegas. The new Insider Threat practice focuses on bringing research and intelligence to assessing, managing, and mitigating risk exposures associated with insider threats for enterprises across all verticals.

Insider Threats are risks posed by human behavior including staff, contractors, supply chain and third parties. Risks can be both intentional and unintentional in nature. The complexity and scale of the insider threat landscape can be difficult to solve resulting from a multitude of factors, including company culture, organizational operations, geo-political drivers, and access to resources. According to Mimecast’s “The State of Human Risk 2025,” “95% of all data breaches are caused by human error. Solving the challenge of risks generated from human behaviors and company culture requires a unique approach to identifying and assessing with ongoing mitigation. Threat landscapes may be vast, varies by organization and shifts daily.

SideChannel’s (IN)Side Threat Defense Lab brings innovative solutions, research and intelligence, top-tier operational security and information security consulting into a single pane-of-glass platform designed to assess and manage Insider Threat Defense. The Threat Defense platform is powered by our proprietary software, Enclave, aggregating asset intelligence, vulnerability detection, microsegmentation, and more. Automation streamlines both assessing insider threats and compliance risk, with a coalition of partners giving critical visibility into project management and threat mitigation on several fronts.

“Insider threats are often blind spots for organizations,” said SideChannel’s CEO, Brian Haugli. “By developing our Threat Intelligence Lab, including the Lab’s Threat Defense platform, and programs, we centralize the identification and mitigation of insider threats in a structured and proactive way.”

SideChannel clients benefit from our concentrated focus on identifying and mitigating insider threats that could derail business operations and growth. The Insider Threat Defense Platform also seamlessly integrates with SideChannel’s advisory services.

“With insider threats on the rise, it’s critical for businesses to recognize the real dangers that originate from risks driven by a culture of risky human behaviors,” said SideChannel’s VP of Insider Threat Labs, Lauren Trujillo, who recently joined the company to lead the Threat Intelligence Lab development. “Building a holistic mitigation platform, easier to procure programs, and curating an ecosystem of partners dedicated to continuously innovating the approach to continuity, we are creating a realistic path for insider threat assessment and management across all business functions. Making Threat Defense attainable for companies of all sizes with varying access to resources. Our goal is to develop a culture that drives innovation by eliminating risky behavior and enables drive continuity across the industry.”

About SideChannel

SideChannel helps emerging and mid-market companies protect their assets. Founded in 2019, we deliver comprehensive cybersecurity plans through a series of services branded SideChannel Complete.

SideChannel deploys a combination of skilled and experienced talent, and technological tools to offer layered defense strategies supported by battle-tested processes. SideChannel also offers Enclave, a network infrastructure platform that eases the journey from zero to zero-trust. Learn more at sidechannel.com.

To learn more about Enclave, visit www.sidechannel.com/enclave.

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You may contact us at:

SideChannel

146 Main Street, Suite 405

Worcester, MA 01608

info@sidechannel.com

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of SideChannel’s future expectations, plans and prospects. In particular, when used in the preceding discussion, the words “believes”, “hopes”, “expects”, “intends”, “plans”, “anticipates”, “potential”, “could”, “should” or “may”, and similar conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause SideChannel’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. These risk factors include, but are not limited to: that we have incurred net losses since inception, our need for additional funding, the substantial doubt about our ability to continue as a going concern, and the terms of any future funding we raise; our dependence on current management and our ability to attract and retain qualified employees; competition for our products; our ability to develop and successfully introduce new products, improve current products and innovate; unpredictability in our operating results; our ability to retain existing licensees and add new licensees; our ability to manage our growth; our ability to protect our intellectual property (IP), enforce our IP rights and defend against claims that we infringed on the IP of others; the risk associated with the concentration of our cash in one financial institution at levels above the amount protected by FDIC insurance; and other risk factors included from time to time in documents we file with the Securities and Exchange Commission, including, but not limited to, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These reports are available at www.sec.gov.

Other unknown or unpredictable factors also could have material adverse effects that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Further, factors that we do not presently deem material as of the date of this release may become material in the future. The forward-looking statements included in this press release are made only as of the date hereof. SideChannel cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SideChannel undertakes no obligation to update these forward-looking statements after the date of this release, except as required by law, nor any obligation to update or correct information prepared by third parties.